UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2025

FrontView REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42301	93-2133671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 McKinney Avenue Suite L10
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 796-2445

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Co-Chief Executive Officer, Co-President, and Chief Financial Officer

On June 15, 2025, the Board of Directors (the “Board”) of FrontView REIT, Inc. (the “Company”) terminated Randall Starr as Co-Chief Executive Officer, Co-President, Chief Financial Officer, Treasurer and Secretary of the Company for cause, effective immediately. An investigation by the Audit Committee of the Board, assisted by outside counsel, determined that cause existed pursuant to Mr. Starr’s employment agreement with the Company, dated as of October 3, 2024 (the “Employment Agreement”). Mr. Starr’s termination is unrelated to the Company’s business operations, financial results, or previously filed financial statements. In accordance with the Employment Agreement, Mr. Starr is no longer a member of the Board nor an officer of the Company or any of its affiliates.

Appointment of Interim Chief Financial Officer

On June 15, 2025, the Board appointed Sean Fukumura, age 42, to serve as the Company’s Interim Chief Financial Officer, Treasurer, and Secretary, effective immediately. The Company has begun a formal search for a permanent replacement. Mr. Fukumura will continue to serve as Chief Accounting Officer of the Company, a position he has held since May 2025. Mr. Fukumura joined our predecessor in 2018, and served as Director of Accounting and Tax from 2018 to 2021. From 2021 to 2024, Mr. Fukumura served as our predecessor’s Vice President, Accounting and Tax. Since October 2024, Mr. Fukumura has served as the Company’s Vice President, Accounting and Tax. Prior to joining our predecessor in 2018, Mr. Fukumura was a Corporate Controller with Venterra Realty, a multi-family real estate and investment company from 2012 to 2018. Prior to that, from 2010 to 2012, Mr. Fukumura was a Manager of External Reporting at Reliance Home Comfort. From 2006 to 2010, Mr. Fukumura worked in public accounting in the audit and assurance group of Ernst & Young. Mr. Fukumura is a Chartered Professional Accountant (CPA, CA) and holds a Bachelor of Commerce degree from York University in Toronto.

There is no arrangement or understanding between Mr. Fukumura and any other persons or entities pursuant to which Mr. Fukumura was appointed to serve as Interim Chief Financial Officer. Mr. Fukumura does not have any family relationship with the Company’s executive officers or directors nor are there any related party transactions between the Company and Mr. Fukumura that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The information contained in this Item 7.01, including the information contained in the press release attached as Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 16, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrontView REIT, Inc.

Date:	June 16, 2025	By:	/s/ Stephen Preston
Stephen Preston Chairman, Chief Executive Officer and President